UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                         April 10, 2007 (April 9, 2007)

                          Commission File No. 000-22390

                             SHARPS COMPLIANCE CORP.
             (Exact Name Of Registrant As Specified In Its Charter)

                Delaware                                    74-2657168
    (State Or Other Jurisdiction Of                       (IRS Employer
     Incorporation Or Organization)                    Identification No.)

                           9220 Kirby Drive, Suite 500
                              Houston, Texas 77054
                    (Address Of Principal Executive Offices)

               Registrant's Telephone Number, Including Area Code)
                                  713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory arrangements of Certain Officers

Item 5.02(c). Appointment of Principal Officers.

      On April 10, 2007, Sharps Compliance Corp. (the "Company" or "Sharps") announced that David C. Mayfield has joined the Company as Sr. Vice President of Sales and Marketing effective April 9, 2007. Mr. Mayfield most recently served as the Director of Strategic Markets and National Sales Director of Valeant Pharmaceuticals International ("Valeant"), a global specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products. Mr. Mayfield also served as Regional Sales Director of Xcel Pharmaceuticals ("Xcel")(acquired by Valeant in March of 2005). Mr. Mayfield's tenure with Xcel and Valeant extended from 2001 to the present. Prior to joining Valeant and Xcel, Mr. Mayfield was an Area Sales Manager for Procter and Gamble Pharmaceuticals. Mr. Mayfield received his bachelor's degree in Biology with the University of Texas at Austin in June 1988 and a M.B.A. from The University of Texas at Dallas in January 1993. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

      Mr. Mayfield executed an offer letter from the Company, pursuant to which he agreed to serve as the Sr. Vice President of Sales and Marketing of the Company. The offer letter is effective as of April 9, 2007 and provides that Mr. Mayfield will receive an annual base salary of $180,000 (payable at the bi-weekly rate of $6,923.08). Mr. Mayfield is eligible to receive a bonus of $30,000 should the Company's fiscal year ended June 30, 2008 gross profit increase by greater than 30% (but less than 40%) over that reported for the fiscal year ended June 30, 2007. Mr. Mayfield is eligible to receive a bonus of $100,000 should the Company's fiscal year ended June 30, 2008 gross profit increase by greater than 40% over that reported for the fiscal year ended June 30, 2007. Mr. Mayfield will not be eligible for a bonus should the Company's fiscal year ended June 30, 2008 gross profit increase by less than 30% over that reported for the fiscal year ended June 30, 2007. Pursuant to the executed offer letter, the bonus (i) will computed based upon gross profit adjusted to exclude the effects of the Company's recently announced $1.4 million purchase order from a major pharmaceutical manufacturer, (ii) is based upon the Company's gross profit per its audited financial statements and (iii) is valid for the period of employment only. Additionally, the above noted bonus arrangement is for the fiscal year 2008 only; any such subsequent arrangement would require approval by the Company's Board of Directors in order to be considered valid. In accordance with the offer, Mr. Mayfield will receive an option to purchase 100,000 shares of the Company's common stock under the Sharps Compliance 1993 Stock Plan. The option has a 7 year term and vests at the rate of 33.3% per year (at each of the first three anniversary dates). The exercise price of the option will be the closing price on the date of the grant (April 9, 2007).

      In connection with his employment, the Company and Mr. Mayfield will enter into a Non-Competition and Confidentiality Agreement consistent with that entered into by other senior management members. The complete text of the Offer Letter is attached as Exhibit 10.1 and incorporated herein by reference.

      Item 5.02(e). Compensatory Arrangements of Certain Officers.

      The information set forth in Item 5.02(c) above regarding the offer letter and the compensation arrangement is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

      (d) Exhibits.

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Exhibit No.        Description
-------------      -------------------------------------------------------------

10.1 Offer Letter between Sharps Compliance Corp., a Delaware corporation, and David C. Mayfield, dated March 15, 2007


Exhibit No.        Description
-------------      -------------------------------------------------------------
99.1               Press Release naming David C. Mayfield as Sr. Vice President of Sales and Marketing of Sharps Compliance Corp., effective
                   April 9, 2007

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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   SHARPS COMPLIANCE CORP.

                                   By:  /s/ David P. Tusa
                                        ----------------------------------------
                                        Executive Vice President, Chief
                                        Financial Officer and Business
                                        Development



Dated: April 10, 2007
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